UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2014 (July 23, 2014)

Bob Evans Farms, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8111 Smith’s Mill Road, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2014, Bob Evans Farms, Inc. (the “Registrant”), entered into a First Amendment to Amended and Restated Credit Agreement to its $750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement (the “Amended Credit Agreement”) among Bob Evans Farms, LLC, an Ohio limited liability company, as borrower (the “Borrower”); the Registrant and its wholly-owned subsidiary, BEF Foods, Inc., an Ohio corporation (“BEF Foods”), as guarantors; and the Lenders and the Administrative Agent who originally entered into the Credit Agreement on January 2, 2014.

The terms of the Amended Credit Agreement were amended related to: (a) the Maximum Leverage Ratio for the period starting July 25, 2014 through July 22, 2016 and thereafter; (b) certain restricted payment requirements related to share repurchases; and (c) the Pricing Grid. A copy of the Amended Credit Agreement is attached hereto as Exhibit 4.2.

As of July 22, 2014 there were loans outstanding in the total amount of approximately $462.0 million. Letters of credit totaling approximately $11.0 million were also outstanding.

The foregoing description of the provisions of the Amended and Restated Credit Agreement, the Amended Credit Agreement and the Guaranty is qualified in its entirety by reference to the full and complete terms of the Amended and Restated Credit Agreement, the Amended Credit Agreement and the Guaranty. A description of the Amended and Restated Credit Agreement and the Guaranty are available in Registrant’s Form 8-K filed on January 2, 2014.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the description in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K related to the entering into of the First Amendment to Amended and Restated Credit Agreement by the Registrant as borrower and the guaranty by the Registrant’s parent and a material subsidiary.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	$750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement effective January 2, 2014 among Bob Evans Farms, LLC, as borrower; Bob Evans Farms, Inc. and its wholly-owned subsidiary, BEF Foods, Inc., as guarantors; PNC Bank, National Association, as administrative agent, and the other Lenders party thereto.	Incorporated herein by reference to Exhibit 4.1 to Bob Evans Farms, Inc.’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 24, 2014 filed March 4 , 2014 (File No. 0-1667)

4.2	First Amendment to $750,000,000 Revolving Credit Facility Amended and Restated Credit Agreement effective July 23, 2014 among Bob Evans Farms, LLC, as borrower; Bob Evans Farms, Inc. and its wholly-owned subsidiary, BEF Foods, Inc., as guarantors; PNC Bank, National Association, as administrative agent, and the other Lenders party thereto.	Filed Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 24, 2014

BOB EVANS FARMS, INC.

By:	/s/ Kevin C. O’Neil
Kevin C. O’Neil, Vice President, Assoc. General Counsel and Asst. Secretary